Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 1, 2004 relating to the consolidated financial statements and financial statement schedule of Verilink Corporation as of and for the year ended July 2, 2004, which appears in the Current Report on Form 8-K dated August 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama
April 13, 2007